Exhibit 10.1
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                  AMERICAN BINGO ANNOUNCES CONTRACTUAL CHANGES
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     American  Bingo  & Gaming Corporation (NASDAQ Sm Cap - BNGO) announces that it has terminated its contractual relationship with Mims & Dye Enterprises and has entered into a new contract with Consolidated Gaming Company, LLC of Columbia, South Carolina to operate a portion of the Company's video gaming machines. The effective date of both actions was Monday, 10 April 2000.

     The Mims & Dye Enterprises contract (initiated in late 1998) originated to convert the Company's wholly owned video gaming machine casino operations into a "route" arrangement whereby the Company received a fixed percentage of revenue and Mims & Dye was responsible for all operating expenses. This arrangement was made unworkable by the South Carolina Supreme Court's Gentry Case ruling that had the affect of diminishing revenue industry wide by approximately 30-35%. This arrangement was altered in late 1999 whereby American Bingo received all net operating income and Mims & Dye received reimbursement of their operating expenses.

     Michael Mims had been a Director of the Company when American Bingo and Mims & Dye Enterprises entered into this contract in late 1998. At the time, Mims was among the largest shareholders of the Company's common stock. Mims resigned as a Director in July of 1999 and has subsequently disposed of the majority of his shareholding in American Bingo.

     The new contract with Consolidated Gaming Company, LLC provides for a revenue sharing arrangement dependant solely upon Consolidated's ability to increase revenue and reduce expenses.

     Three important elements of Consolidated's contract are:

     1. 1. a right granted to Consolidated to acquire all of American Bingo's video gaming machines as they cease operations in South Carolina during the period 31 May to 30 June 2000 on a basis determined by American Bingo to be favorable to its shareholders;


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     2. 2. a right to broker the sale of the Company's  video gaming machines to third parties on a "success fee" brokerage commission basis; and,

     3. 3. the duty to secure, transport, deliver and store the Company's video gaming machines as directed by American Bingo.

     In commenting upon the contractual changes, Jeffrey L Minch, the President of American Bingo said:

     "THE TERMINATION OF THE MIMS & DYE CONTRACT IS A NATURAL CONCLUSION TO THE IMPENDING CESSATION OF VIDEO GAMING IN SOUTH CAROLINA LATER THIS YEAR. THE PRINCIPALS OF MIMS & DYE ARE UNDERSTANDABLY INTERESTED IN MOVING ON TO MORE ATTRACTIVE BUSINESS OPPORTUNITIES. THIS ACTION IS NOT TAKEN BECAUSE OF ANY PROBLEMS BUT RATHER A RECOGNITION THAT THE ABSENCE OF A PROFIT MOTIVE FOR BOTH PARTIES SAPS THE RELATIONSHIP OF THE REQUISITE ENERGY NECESSARY TO CREATE BUSINESS SUCCESS.

     THE NEW CONTRACT WITH CONSOLIDATED GAMING INJECTS A FRESH PERSPECTIVE AND ENERGY INTO THE OPERATIONS AND PROVIDES AMERICAN BINGO WITH A POTENTIAL PURCHASER OF ALL OF ITS VIDEO GAMING MACHINES AS WELL AS THE OPPORTUNITY TO SELL ITS MACHINES TO THIRD PARTIES WITHOUT INCURRING UNDUE SELLING EXPENSE.

     CONSOLIDATED GAMING WILL SECURE, TRANSPORT, DELIVER AND STORE THE COMPANY'S VIDEO GAMING MACHINES AT THE DIRECTION OF AMERICAN BINGO THEREBY ALLOWING THE COMPANY TO SAFEGUARD THESE ASSETS UNTIL CONVERTED INTO CASH OR OTHERWISE DISPOSED OF."

     American Bingo is engaged in the development and operation of charitable bingo halls. Qualified charities are able to fund their worthy causes by offering consumers entertainment in the form of bingo games - subject to strict regulatory oversight - for which the charities pay rent to American Bingo for the use of the facility subject to long standing leases. American Bingo has relationships with over 60 such charities.


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     Charities playing in American Bingo halls received approximately $3,200,000 in  1999  to  fund  their  noble  causes.

     American Bingo is the only public company attempting to strategically consolidate this $12,000,000,000 arcane, niche industry and is currently the largest public company operating charitable bingo halls in the United States. American Bingo operates twenty (20) bingo halls in Texas, Alabama and South Carolina and is currently developing two (2) new bingo halls in Alabama that will commence operations in 2000.


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